Exhibit 99.1

Sonic Foundry Announces Fiscal 2020 Fourth Quarter and Fiscal 2020 Financial Results - Third Consecutive Quarter of Net Income

MADISON, Wis. – December 22, 2020 - Sonic Foundry, Inc. (OTC Pink Sheets: SOFO), the trusted leader for video creation and management solutions as well as virtual and hybrid events, today announced consolidated financial results for its fiscal 2020 fourth quarter and fiscal year ended September 30, 2020.

Fiscal 2020 Fourth Quarter Highlights

•	Billings of $11.0 million in the fourth quarter of 2020, a $1.2 million increase over the same quarter last year
•	Total revenues of $10.2 million compared to $9.2 million in the fourth quarter of 2019, a 10 percent increase
•	Gross margin was $7.3 million, or 72 percent in the fourth quarter of 2020 compared to $6.5 million, or 70 percent in the fourth quarter of 2019
•	Net income attributable to common stockholders of $439,000, or $0.06 per share, compared to a net loss of $(179,000), or $(0.03) per share, in the fourth quarter of 2019, an improvement of $618,000
•	Adjusted EBITDA of $1.6 million for the fourth quarter of 2020 compared to $744,000 in the same quarter last year, a 115% improvement
•	Unearned revenue was $12.1 million as of September 30, 2020 and $11.5 million as of September 30, 2019

Fiscal 2020 Year-End Highlights

•	Billings totaled $35.4 million in fiscal 2020 compared to $35.1 million in the prior year
•	Revenue remained flat year over year at $34.8 million despite impacts from COVID-19
•	Gross margin declined slightly from 73 percent in fiscal 2019 to 72 percent in fiscal 2020
•	Net loss attributable to common stockholders of $(179,000), or $(0.02) per share compared to a net loss of $(3.7) million, or $(0.64) per share in fiscal 2019
•	Adjusted EBITDA was $2.4 million for the year compared to $(450,000) in the prior year. The company adjusts EBITDA for non-cash stock compensation expense and severance expense

Fiscal 2020 Fourth Quarter Review

Product billings were $2.9 million during the fourth quarter of 2020 compared to $3.7 million in the same quarter last year. Service billings, including support, hosting, events and installs were $8 million, compared to $6.1 million in the prior year.  Notably, billings related to hosting increased 86 percent in the fourth quarter of 2020 compared to the same quarter last year.  These increases in services are indicative of the acceleration in video content creation across the globe. The company expects to recognize $4.1 million of the current unearned revenue in the first quarter of fiscal 2021. Recurring revenue of $6.8 million was 67 percent of total revenue in the fourth quarter of 2020, compared to $5.9 million, or 64 percent of total revenue, in the fourth quarter of 2019.

“It has been incredibly exciting for me to join Sonic Foundry at this pivotal point in its 30-year history,” said Joe Mozden Jr., CEO, Sonic Foundry. “Every organization across the world has been impacted by COVID-19 in a profound way. We have had the sincere privilege of being positioned to help our customers navigate unchartered waters – new users like Norland College in the United Kingdom and Hamid Bin Khalifa University, part of the Qatar Foundation, and longtime clients like Florida Atlantic University and Texas A&M University. Our solutions are helping them continue, if not grow their businesses, by keeping their classes, trainings, work and events going virtually, despite distance.”

Mozden continued: “Whether it’s migrating a health organization’s in-person conference to a virtual platform to ensure they continue to exchange vital information with thousands of users, or enabling teachers to connect with their students in more thoughtful and engaging ways, we’re proud to be a lifeline to our customers in this new video-centric world.”

“We are rapidly adapting our business to the trends that we are seeing, and are accelerating our investments and focus on high, value-add markets which we believe will grow in a post COVID world. Increased demand for hosting, our virtual events platform and our video content management capabilities reflect significant opportunities for Sonic Foundry and are the basis for changes we are making in our business. I am extremely proud of our team for quickly pivoting to meet our customers’ needs during this difficult year. We are beginning a new journey with greater emphasis on product orientation coupled with our historical customer-centric focus. A great example of that is the innovations we are driving for in the new hybrid world for the classroom, the office, and the events industry,” he concluded.

Non-GAAP Financial Information

To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense as well as severance expense from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net loss to adjusted EBITDA for the fourth quarter ended September 30, 2020, and 2019 are included in the release.

About Sonic Foundry®, Inc.

Sonic Foundry (OTC Pink Sheets: SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 5,200 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Learn more at www.sonicfoundry.com.

© 2020 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements

This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future. These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide. Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC. These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department. All of the information and disclosures we make in this news release regarding our business, including any forward-looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contact:

Nicole Wise, Director of Communications

920.226.0269

nicolew@sonicfoundry.com

Sonic Foundry, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

(Unaudited)

	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$7,619	$4,295
Accounts receivable, net of allowances of $236 and $135	6,250	6,532
Inventories	1,167	558
Investment in sales-type lease, current	275	163
Capitalized commissions, current	440	464
Prepaid expenses and other current assets	1,065	972
Total current assets	16,816	12,984
Property and equipment:
Leasehold improvements	1,128	1,121
Computer equipment	7,960	5,610
Furniture and fixtures	1,366	1,233
Total property and equipment	10,454	7,964
Less accumulated depreciation and amortization	7,295	6,396
Property and equipment, net	3,159	1,568
Other assets:
Investment in sales-type lease, long-term	76	134
Capitalized commissions, long-term	100	106
Right-of-use assets under operating leases	2,081	—
Other long-term assets	397	388
Total assets	$22,629	$15,180
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	2,689	843
Accrued liabilities	2,565	2,216
Unearned revenue	10,402	9,610
Current portion of finance lease obligations	119	194
Current portion of operating lease obligations	1,425	—
Current portion of notes payable and warrant debt, net of discounts	1,104	968
Total current liabilities	18,304	13,831
Long-term portion of unearned revenue	1,736	1,842
Long-term portion of finance lease obligations	89	179
Long-term portion of operating lease obligations	665	—
Long-term portion of notes payable and warrant debt, net of discounts	2,673	5,429
Derivative liability, at fair value	66	9
Other liabilities	144	143
Total liabilities	23,677	21,433
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding, at amounts paid in	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 7,965,325 and 6,749,359 shares issued and 7,952,609 and 6,736,643 shares outstanding	80	67
Additional paid-in capital	209,022	203,735
Accumulated deficit	(209,519)	(209,340)
Accumulated other comprehensive loss	(462)	(546)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity (deficit)	(1,048)	(6,253)
Total liabilities and stockholders’ equity (deficit)	$22,629	$15,180

Sonic Foundry, Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share data)

(Unaudited)

	Quarters Ended September 30,		Years Ended September 30,
	2020	2019	2020	2019
Revenue:
Product and other	$2,727	$3,863	$10,339	$11,631
Services	7,427	5,351	24,414	23,150
Total revenue	10,154	9,214	34,753	34,781
Cost of revenue:
Product and other	1,243	1,534	4,430	4,387
Services	1,638	1,219	5,204	4,893
Total cost of revenue	2,881	2,753	9,634	9,280
Gross margin	7,273	6,461	25,119	25,501
Operating expenses:
Selling and marketing	3,591	3,163	13,025	14,727
General and administrative	1,408	1,437	5,055	5,929
Product development	1,703	1,736	6,303	7,353
Total operating expenses	6,702	6,336	24,383	28,009
Income/(loss) from operations	571	125	736	(2,508)
Non-operating income (expenses):
Interest expense, net	(37)	(240)	(658)	(897)
Other expense, net	41	(51)	(109)	(117)
Total non-operating expenses	4	(291)	(767)	(1,014)
Loss before income taxes	575	(166)	(31)	(3,522)
Income tax provision	(136)	(13)	(148)	(90)
Net loss	$439	$(179)	$(179)	$(3,612)
Dividends on preferred stock	—	—	—	(122)
Net loss attributable to common stockholders	$439	$(179)	$(179)	$(3,734)
Loss per common share:
Basic net loss per common share	$0.06	$(0.03)	$(0.02)	$(0.64)
Diluted net loss per common share	$0.05	$(0.03)	$(0.02)	$(0.64)
Weighted average common shares – Basic	7,940,480	6,736,285	7,216,135	5,833,301
– Diluted	8,346,877	6,736,285	7,216,135	5,833,301

Sonic Foundry, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Years Ended
	September 30,
	2020	2019
Operating activities
Net loss	$(179)	$(3,612)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of other intangibles	231	307
Depreciation and amortization of property and equipment	889	970
Loss on sale of fixed assets	—	8
Provision for doubtful accounts - including financing receivables	111	116
Provision for inventory reserve	122	—
Loss on conversion of related party debt to equity	26	—
Stock-based compensation expense related to stock options and warrants	158	177
Stock issued for board of director's fees	63	246
Deferred loan interest to related party	317	259
Remeasurement gain on derivative liability	57	(8)
Changes in operating assets and liabilities:
Accounts receivable	268	950
Financing receivables	—	293
Inventories	(729)	472
Investment in sales-type lease	(48)	120
Capitalized commissions	30	123
Prepaid expenses and other current assets	(57)	15
Right-of-use assets under operating leases	492	—
Operating lease obligations	(528)	—
Other long-term assets	—	—
Accounts payable and accrued liabilities	1,503	(204)
Other long-term liabilities	(2)	(68)
Unearned revenue	617	(900)
Net cash used in operating activities	3,341	(736)
Investing activities
Purchases of property and equipment	(1,736)	(433)
Net cash used in investing activities	(1,736)	(433)
Financing activities
Proceeds from notes payable	3,157	5,500
Proceeds from lines of credit	—	9,199
Payments on notes payable	(1,358)	(833)
Payments on lines of credit	—	(10,098)
Payments of debt issuance costs	—	(110)
Payments to settle put on term debt	—	—
Proceeds from issuance of preferred stock and common stock	73	873
Payments on capital lease and financing arrangements	(202)	(250)
Net cash provided by financing activities	1,670	4,281
Changes in cash and cash equivalents due to changes in foreign currency	49	(6)
Net increase (decrease) in cash and cash equivalents	3,324	3,106
Cash and cash equivalents at beginning of year	4,295	1,189
Cash and cash equivalents at end of year	$7,619	$4,295
Supplemental cash flow information:

Interest paid	$148	$618
Income taxes paid, foreign	154	99
Non-cash financing and investing activities:
Property and equipment financed by finance lease or accounts payable	724	186
Debt discount and warrant	—	679
Preferred stock dividend paid in additional shares	—	122
Conversion of preferred shares to common shares	—	1,773
Conversion of related party debt to common shares	5,005	—

Sonic Foundry, Inc.

Consolidated Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

	Quarters Ended September 30,		Years Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$439	$(179)	$(179)	$(3,612)
Add:
Depreciation and amortization	235	228	883	977
Income tax expense	136	13	148	90
Interest expense	37	240	658	897
Stock-based compensation expense	55	(25)	158	175
Severance	705	467	705	1,023
Adjusted EBITDA	$1,607	$744	$2,373	$(450)